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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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As independent public accounts we hereby consent to the incorporation of our report included in this Form 10-K, into Mattel, Inc.'s previously filed Registration Statements on Form S-8 File Nos. 33-52723, 33-14717, 33-51454, 33-34920, and 33-57082 and into Mattel, Inc.'s Prospectus constituting part of the two Registration Statements on Form S-3 File Nos. 33-40434 and 33-46947.




/s/ ARTHUR ANDERSEN & CO.
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Rochester, New York
March 23, 1994